EX-99.23(d)(70)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                       PUTNAM INVESTMENT MANAGEMENT, INC.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PUTNAM INVESTMENT MANAGEMENT, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 1, 2004, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 1st day of May, 2004.

JACKSON NATIONAL ASSET              PUTNAM INVESTMENT
MANAGEMENT, LLC                     MANAGEMENT, INC.


By: /S/ ANDREW B. HOPPING           By:  /S/ LOUIS X IGLESIAS
   ----------------------------        ---------------------------------

Name:    ANDREW B. HOPPING          Name:  LOUIS X IGLESIAS
       --------------------              -------------------------------

Title:   PRESIDENT                  Title:   SVP, COMPLIANCE OFFICER
        -----------------------           ------------------------------


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                                   SCHEDULE B
                                DATED MAY 1, 2004

                                 (Compensation)

                             JNL/PUTNAM EQUITY FUND

              AVERAGE DAILY NET ASSETS                  ANNUAL RATE

              $0 to $150 million                          0.475%
              $150 to $300 million                        0.40%
              Over $300 million                           0.325%


                      JNL/PUTNAM INTERNATIONAL EQUITY FUND

              AVERAGE DAILY NET ASSETS                  ANNUAL RATE

              $0 to $150 million                          0.55%
              $150 to $300 million                        0.50%
              Over $300 million                           0.45%


                          JNL/PUTNAM MIDCAP GROWTH FUND

              AVERAGE DAILY NET ASSETS                  ANNUAL RATE

              $0 to $250 million                          0.50%
              Over $250 million                           0.45%


                          JNL/PUTNAM VALUE EQUITY FUND

              AVERAGE DAILY NET ASSETS                  ANNUAL RATE

              $0 to $150 million                          0.475%
              $150 to $300 million                        0.40%
              Over $300 million                           0.325%